UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 17, 2009

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	811-08387	54-1694665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3092 Brickhouse Court, Virginia Beach, Virginia	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (757) 626-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 17, 2009, the Registrant received a notice from the Nasdaq Stock Market informing the Registrant that it had not regained compliance in accordance with Listing Rule 5810(c)(3)(D). Accordingly, the Registrant’s securities will be delisted from The Nasdaq Capital Market. The letter stated that trading of the Registrant’s common stock will be suspended at the opening of business on December 29, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Registrant’s securities from listing and registration on The Nasdaq Stock Market. The letter also noted that on Sepember 16, 2009, the Staff had notified the Registrant that the bid price of its common stock had closed below $1 per share for 30 consecutive trading days, and accordingly, that it did not comply with Listing Rule 5550(a)(2). The Registrant was provided a grace period of 180 calendar days, or until March 15, 2010, to regain compliance.

The Registrant may appeal the Staff’s determination to a Panel pursuant to the procedures set forth in Nasdaq Listing Rule 5800 Series. The appeal hearing request must be received by the Hearings Department by December 24, 2009. The hearing request would stay the suspension of the Registrant’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Registrant does intend to take action to appeal the Staff’s determination. If the Registrant does not appeal the Staff’s determination to the Panel, the Registrant’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The Registrant’s securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and the Form 211 application is cleared.

A copy of the Registrant’s press release announcing the receipt of the Nasdaq letter is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release dated December 22, 2009 entitled “Waterside Capital Receives Delisting Determination Notice from NASDAQ.”

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Waterside Capital Corporation

By:	/S/ FRANKLIN P. EARLEY
President and Chief Executive Officer

Dated: December 22, 2009

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated December 22, 2009 entitled “Waterside Capital Receives Delisting Determination Notice from NASDAQ.”

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